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                                                               EXHIBIT 99.1



PRESS RELEASE


              AMSURG CORP. TO PRESENT AT THE 2006 GLOBAL HEALTHCARE
                               SERVICES CONFERENCE


NASHVILLE, Tenn. (Feb. 7, 2006) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the 2006 Global Healthcare Services Conference, hosted by UBS Investment Bank February 13th through February 15th, at the Grand Hyatt in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 1:30 p.m. Eastern Time on Tuesday, February 14, 2006. Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors at approximately 4:30 p.m. Eastern Time. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available until March 15, 2006.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.


                                          Contact:
                                                  Claire M. Gulmi
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (615) 665-1283



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